SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: July 6, 2000

                       RICK'S CABARET INTERNATIONAL, INC.
(Exact  name  of  registrant  as  specified  in  its  charter)

           Texas                    0-26958                 76-0037324
 (State or other jurisdiction   (Commission File Number)    (IRS  Employer
 of incorporation or organization)                         Identification  No.)

                            505 North Belt, Suite 630
                              Houston, Texas 77060
          (Address of principal executive offices, including zip code)

                                 (281) 820-1181
             (Registrant's  telephone  number,  including  area  code)


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Item  2.          Acquisition  or  Disposition  of  Assets

     On July 6, 2000, we acquired the adult Internet web site www.XXXPassword.com from Voice Media, Inc. This web site had gross revenues in excess of $3,000,000 for the 11 months ended May 31, 2000. Under the terms of the acquisition, we issued 700,000 restricted shares of our common stock to Voice Media, of which 250,000 shares will remain in escrow until certain earnings benchmarks are achieved. Voice Media will also be entitled to receive a cash earn-out amount from us of $380,000 during the next six years. In addition, Voice Media could receive up to an additional cash earn out amount of $925,000 if certain earnings benchmarks are achieved. Voice Media would receive the entire amount if the EBIDTA (earnings before interest, depreciation, taxes and amortization) of XXXPassword during the next 12 months exceeds $1,200,000. The cash earn-out portion of the purchase price is payable only from up to 50% of the free cash flow from the web site, payable over six years. As part of the acquisition, Voice Media will continue to manage and market XXXPassword for us at a flat monthly fee. This transaction was the result of arm length negotiations between the parties. However, no appraisal was done.

Item  5.     Other  Events

     In connection with our acquisition of XXXPassword, we increased the size of our Board of Directors to seven Directors and we appointed Ron Levi and Paul Lessor as Board members.

     Ron Levi, age 49, has been a director and officer of National Telemedia Corporation since 1991. Since 1992, Mr. Levi has been a director and officer of Voice Media, Inc. Mr. Levi was appointed to our board in connection with our acquisition of certain assets of Voice Media, Inc. Voice Media, Inc. and the National Telemedia Corporation are global Internet media companies, focusing on Internet development and Electronic commerce applications for Web based entertainment products, including the development of proprietary technologies, industry-defining systems and marketing processes.

     Paul Lesser, age 40, has been a director and officer of National Telemedia Corporation since 1991. Since 1992, Mr. Lesser has been a director and officer of Voice Media, Inc. Mr. Levi was appointed to our board in connection with our acquisition of certain assets of Voice Media, Inc. Voice Media, Inc. and the National Telemedia Corporation are global Internet media companies, focusing on Internet development and Electronic commerce applications for Web based entertainment products, including the development of proprietary technologies, industry-defining systems and marketing processes.

Item  7.          Financial  Statements  and  Exhibits

        (a) The financial statements of the business acquired and the pro forma financial information that are required by this item will be filed by amendment no later than September 19, 2000.

        (b)     Exhibits

        10.1          Asset  Purchase  Agreement  with  Voice  Media
        10.2          Escrow  Agreement  with  Voice  Media
        10.3          Voting  Agreement  between  Voice Media  and  Eric  Langan
        10.4          Management  Agreement  with  Voice  Media


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RICK'S  CABARET  INTERNATIONAL,  INC.



                                      __________________________________________
Date:  July  10,  2000           By:  /s/  Eric  Langan
                                      Eric  Langan
                                      President  and  Chief  Accounting  Officer


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